SUB-ITEM 77Q1(B) CHARTER AMENDMENT


                            CDC NVEST FUNDS TRUST II

            Amendment No. 14 to Second Amended and Restated Agreement
                              Declaration of Trust

         The undersigned, being at least a majority of the Trustees of CDC Nvest Trust II (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Second Amended and Restated Agreement and Declaration of Trust, as amended by Amendments No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 thereto (the
"Declaration of Trust"), a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, as follows:

          1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

          Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) CDC Nvest Massachusetts Tax Free Income Fund, (2) CDC Nvest High Income Fund, (3) CDC Nvest Limited Term U.S. Government Fund, (4) CDC Nvest Short Term Corporate Income Fund, and (5) CDC Nvest Growth and Income Fund.

         The foregoing amendment shall be effective with the Secretary of State of The Commonwealth of Massachusetts on June 22, 2001.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of the 11th day of May, 2001.


/s/ Graham T. Allison, Jr.                   /s/ Sandra O. Moose
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Graham T. Allison, Jr.                       Sandra O. Moose

/s/ Daniel M. Cain                           /s/ John A. Shane
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Daniel M. Cain                               John A. Shane

/s/ Kenneth J. Cowan                         /s/ John T. Hailer
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Kenneth J. Cowan                             John T. Hailer

/s/ Richard Darman                           /s/ Peter S. Voss
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Richard Darman                               Peter S. Voss

                                             /s/ Pendleton P. White
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                                             Pendleton P. White